Exhibit 99.1

NOTICE OF REDEMPTION
TO HOLDERS OF
OMNIPOINT CORPORATION
11 5/8% SENIOR NOTES DUE 2006
REDEMPTION DATE: SEPTEMBER 14, 2001
CUSIP NO. 68212DAE21

     Omnipoint Corporation (the “Company”) hereby notifies you that it has elected to call for redemption on September 14, 2001 (the “Redemption Date”), pursuant to the provisions of the Indenture, dated as of August 27, 1996 (the “Indenture”), between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee, all of the Company’s outstanding 11 5/8% Senior Notes (the “Securities”) at a redemption price of 105.81% per Security (the “Redemption Price”), together with accrued and unpaid interest to the Redemption Date. The aggregate principal amount outstanding of the Securities at stated maturity is $672,000.

     The Redemption Price, plus accrued and unpaid interest, will become due and payable on the Redemption Date upon surrender of the Securities to the corporate trust office of HSBC Bank USA, as Paying Agent, at the address set forth in this Notice. Interest on the Securities will cease to accrue from and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price, including accrued and unpaid interest).

     After the Redemption Date, your only remaining right with respect to the Securities will be to receive payment of the Redemption Price, plus accrued and unpaid interest to the Redemption Date, upon surrender of the Securities to HSBC Bank USA. To receive the Redemption Price, plus accrued and unpaid interest, you must surrender your Securities at the following address: HSBC Bank USA, Issuer Services Operations, One Hanson Place, Lower Level, Brooklyn, NY 11243.

1  No representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained herein and you may rely only on the identification numbers printed on the Securities.

     The method of delivery is at the option and risk of the holder, but, if mail is used, certified or registered mail is recommended for your protection.

OMNIPOINT CORPORATION

By:
HSBC Bank USA, as Trustee

Dated: August 15, 2001

Important Tax Information

Under the Interest and Dividend Tax Compliance Act of 1983, the paying agent is generally required to withhold 31% of the payment unless it is provided with a valid taxpayer identification number certified on IRS Form W-9.